BLACKSTONE ALTERNATIVE
INVESTMENT FUNDS
AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF
TRUST
      THIS AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF
TRUST made at Boston, Massachusetts, this
26th day of August 2016, amends and restates
in its entirety the Agreement and Declaration
of Trust of Blackstone Alternative Investment
Funds dated August 27, 2012, as amended by
Amendment No. 1 dated September 10, 2012
and Amendment No. 2 dated September 18,
2013.  This Amended and Restated
Agreement and Declaration of Trust shall be
effective upon filing with the Secretary of The
Commonwealth of Massachusetts:
      WITNESSETH that
      WHEREAS, this Trust has been
formed to carry on the business of an
investment company; and
      WHEREAS, the Trustees have agreed
to manage all property coming into their
hands as trustees of a Massachusetts
voluntary association with transferable shares
in accordance with the provisions hereinafter
set forth;
      NOW, THEREFORE, the Trustees
hereby declare that they will hold all cash,
securities and other assets, which they may
from time to time acquire in any manner as
Trustees hereunder, IN TRUST to manage
and dispose of the same upon the following
terms and conditions for the benefit of the
holders from time to time of Shares in this
Trust as hereinafter set forth.
ARTICLE I
Name and Definitions
Name
      Section 1.  This Trust shall be known
as "Blackstone Alternative Investment Funds"
and the Trustees shall conduct the business of
the Trust under that name or any other name
as they may from time to time determine.
Definitions
      Section 2.  Whenever used herein,
unless otherwise required by the context or
specifically provided:
      (a)  "Trust" refers to the
Massachusetts business trust
established by this Agreement and
Declaration of Trust, as amended
from time to time;
      (b)  "Trustees" refers to the
Trustees of the Trust named herein
or elected in accordance with
Article IV hereof;
      (c)  "Shares" means the
equal proportionate transferable
units of interest into which the
beneficial interest in the Trust
shall be divided from time to time
or, if more than one Series or
Class of Shares is authorized by
the Trustees, the equal
proportionate transferable units
into which each Series or Class of
Shares shall be divided from time
to time;
      (d)  "Shareholder" means a
record owner of Shares;
      (e)  "1940 Act" refers to
the Investment Company Act of
1940 and the Rules and
Regulations thereunder, all as
amended from time to time;
      (f)  The terms "Affiliated
Person", "Assignment",
"Commission", "Interested
Person", "Principal Underwriter"
and "Majority Shareholder Vote"
(the sixty-seven percent (67%) or
fifty percent (50%) requirement of
the third sentence of Section
2(a)(42) of the 1940 Act,
whichever may be applicable)
shall have the meanings given
them in the 1940 Act;
      (g)  "Declaration of Trust"
shall mean this Agreement and
Declaration of Trust, as amended
or restated from time to time;
      (h)  "By-Laws" shall mean
the By-Laws of the Trust, as
amended from time to time;
      (i)  "Series" or "Series of
Shares" refers to the one or more
separate investment portfolios of
the Trust into which the assets and
liabilities of the Trust may be
divided and the Shares of the Trust
representing the beneficial interest
of Shareholders in such respective
portfolios;
      (j)  "Class" or "Class of
Shares" refers to the division of
Shares representing any Series into
two or more Classes as provided in
Article III, Section 1 hereof;
      (k)  A "direct" shareholder
claim shall refer to (i) a claim
based upon alleged violations of a
Shareholder's individual rights
distinct from any harm to the Trust
or a Series or other individual
Shareholders, including a
particular Shareholder's voting
rights, rights to a dividend
payment, rights to inspect books
and records, or other similar rights
personal to the Shareholder and
distinct from any harm to the Trust
or a Series or other individual
shareholders; and (ii) a claim for
which a direct shareholder action
is expressly provided under the
U.S. federal securities laws; and
      (l)  A "derivative"
shareholder claim shall refer to
any claim asserted by a
Shareholder other than a "direct"
claim, including, without
limitation, any claims purporting
to be brought on behalf of the
Trust or a Series or other
individual Shareholders involving
any alleged harm to the Trust or a
Series or to other individual
Shareholders.
ARTICLE II
Purpose of Trust
      The purpose of the Trust is to provide
investors a managed investment primarily in
securities, debt instruments and other
instruments and rights of a financial character
(which may include shares or interests in
other investment funds, whether or not
registered under the 1940 Act) and to carry on
such other business as the Trustees may from
time to time determine pursuant to their
authority under this Declaration of Trust.
ARTICLE III
Shares
Division of Beneficial Interest
      Section 1.  The Shares of the Trust
may be issued in one or more Series as the
Trustees may, without Shareholder approval,
authorize.  Each Series shall be preferred over
all other Series in respect of the assets
specifically allocated to that Series within the
meaning of the 1940 Act and shall represent a
separate investment portfolio of the Trust.
The beneficial interest in each Series shall at
all times be divided into Shares, without par
value, each of which shall, except as provided
in the following sentence, represent an equal
proportionate interest in the Series with each
other Share of the same Series, none having
priority or preference over another.  The
Trustees may, without Shareholder approval,
divide the Shares of any Series into two or
more Classes, Shares of each such Class
having such preferences and special or
relative rights and privileges (including
conversion rights, if any) as the Trustees may
determine or as shall be set forth in the By-
Laws.  The number of Shares authorized shall
be unlimited, except as the Bylaws may
otherwise provide, and the Shares so
authorized may be represented in part by
fractional shares.  The Trustees may from
time to time divide or combine the Shares of
any Series or Class into a greater or lesser
number without thereby changing the
proportionate beneficial interest in the Series
or Class.
Ownership of Shares
      Section 2.  The ownership of Shares
shall be recorded on the books of the Trust or
a transfer or similar agent.  No certificates
certifying the ownership of Shares shall be
issued except as the Trustees may otherwise
determine from time to time.  The Trustees
may make such rules as they consider
appropriate for the issuance of Share
certificates, the transfer of Shares and similar
matters.  The record books of the Trust as
kept by the Trust or any transfer or similar
agent, as the case may be, shall be conclusive
as to who are the Shareholders of each Series
and Class and as to the number of Shares of
each Series and Class held from time to time
by each Shareholder.
Investment in the Trust
      Section 3.  The Trustees shall accept
investments in the Trust from such persons
and on such terms and for such consideration,
which may consist of cash or tangible or
intangible property or a combination thereof,
as they or the By-Laws from time to time
authorize.
      All consideration received by the
Trust for the issue or sale of Shares of each
Series, together with all income, earnings,
profits and proceeds thereof, including any
proceeds derived from the sale, exchange or
liquidation thereof, and any funds or
payments derived from any reinvestment of
such proceeds in whatever form the same may
be, shall irrevocably belong to the Series of
Shares with respect to which the same were
received by the Trust for all purposes, subject
only to the rights of creditors, and shall be so
handled upon the books of account of the
Trust and are herein referred to as "assets of"
such Series.
No Preemptive Rights
      Section 4.  Shareholders shall have no
preemptive or other right to subscribe to any
additional Shares or other securities issued by
the Trust.
Derivative Claims
      Section 5.  No Shareholder shall have
the right to bring or maintain any court action
or other proceeding (including but not limited
to any putative class action) asserting a
derivative claim or any claim asserted on
behalf of the Trust or involving any alleged
harm to the Trust without first making
demand on the Trustees requesting the
Trustees to bring or maintain such action,
proceeding, or claim.  Such demand shall not
be excused under any circumstances,
including claims of alleged interest on the part
of the Trustees, unless the Shareholder makes
a specific showing that irreparable
nonmonetary injury to the Trust, Series or
Class would otherwise result.  Such demand
shall be mailed to the Secretary of the Trust at
the Trust's principal office and shall set forth
with particularity the nature of the proposed
court action, proceeding or claim and the
essential facts relied upon by the Shareholder
to support the allegations made in the
demand.  The Trustees shall consider such
demand within 45 days after its receipt by the
Trust.  In their sole discretion, the Trustees
may submit the matter to a vote of
Shareholders of the Trust of any Series or
Class, as appropriate.  Any decision by the
Trustees to bring, maintain or settle (or not to
bring, maintain or settle) such court action,
proceeding or claim, or to submit the matter
to a vote of Shareholders, shall be made by
the Trustees in their business judgment and
shall be binding upon the Shareholders.
Status of Shares and Limitation of
Personal Liability
      Section 6.  Shares shall be deemed to
be personal property giving Shareholders only
the rights provided in this Declaration of
Trust or the By-Laws.  Every Shareholder by
virtue of having become a Shareholder shall
be held to have expressly assented and agreed
to the terms of this Declaration of Trust and
the By-Laws.  The death of a Shareholder
during the continuance of the Trust shall not
operate to terminate the same nor entitle the
representative of any deceased Shareholder to
an accounting or to take any action in court or
elsewhere against the Trust or the Trustees,
but such representative shall be entitled only
to the rights of said decedent under this
Declaration of Trust.  Ownership of Shares
shall not entitle the Shareholder to any title in
or to the whole or any part of the Trust
property or right to call for a partition or
division of the same or for an accounting, nor
shall the ownership of Shares constitute the
Shareholders partners.  Neither the Trust nor
the Trustees, nor any officer, employee or
agent of the Trust, shall have any power to
bind personally any Shareholder, nor except
as specifically provided in this Declaration of
Trust to call upon any Shareholder for the
payment of any sum of money or assessment
whatsoever other than such as the Shareholder
may at any time personally agree to pay.
Direct Claims
      Section 7.  No class of Shareholders
shall have the right to bring or maintain a
direct action or other proceeding asserting a
claim for monetary damages against the Trust,
the Trustees, or officers predicated upon an
express or implied right of action under this
Declaration of Trust or the U.S. federal
securities laws (excepting rights of action
permitted under Section 36(b) of the 1940
Act), nor shall any single Shareholder have
the right to bring such an action, unless the
class of Shareholders or single Shareholder
has obtained authorization from the Trustees
to bring the action.  The requirement of
authorization shall not be excused under any
circumstances, including claims of alleged
interest on the part of the Trustees.  A request
for authorization shall be mailed to the
Secretary of the Trust at the Trust's principal
office and shall set forth with particularity the
nature of the proposed court action,
proceeding or claim and the essential facts
relied upon by the class of Shareholders or
single Shareholder to support the allegations
made in the request.  The Trustees shall
consider such request within 90 days after its
receipt by the Trust.  In their sole discretion,
the Trustees may submit the matter to a vote
of Shareholders of the Trust or of any Series
or Class of Shares, as appropriate.  Any
decision by the Trustees to settle or to
authorize (or not to settle or to authorize) such
court action, proceeding or claim, or to submit
the matter to a vote of Shareholders, shall be
binding upon the class of Shareholders or
single Shareholder seeking authorization.
ARTICLE IV
The Trustees
Election, Tenure and Removal
      Section 1.  The initial Trustee shall be
Harsha Pulluru.  From time to time, the
Trustees may fix the number of Trustees or
fill vacancies in the Trustees, including
vacancies arising from an increase in the
number of Trustees, or remove Trustees with
or without cause.  Each Trustee shall serve
during the continued lifetime of the Trust
until he or she dies, resigns or is removed, or,
if sooner, until the next meeting of
Shareholders called for the purpose of
electing Trustees and until the election and
qualification of his or her successor.  At any
meeting called for the purpose, a Trustee may
be removed by vote of the holders of two-
thirds of the outstanding Shares.  Any Trustee
may resign at any time by written instrument
signed by him or her and delivered to any
officer of the Trust or to a meeting of the
Trustees.  Such resignation shall be effective
upon receipt unless specified to be effective at
some other time.  Except to the extent
expressly provided in a written agreement
with the Trust, no Trustee resigning and no
Trustee removed shall have any right to any
compensation for any period following his or
her resignation or removal, or any right to
damages on account of such removal.  The
Shareholders may fix the number of Trustees
and elect Trustees at any meeting of
Shareholders called by the Trustees for that
purpose and to the extent required by
applicable law, including paragraphs (a) and
(b) of Section 16 of the 1940 Act.
Effect of Death, Resignation, etc. of a
Trustee
      Section 2.  The death, declination,
resignation, retirement, removal or incapacity
of the Trustees, or any one of them, shall not
operate to annul the Trust or to revoke any
existing agency created pursuant to the terms
of this Declaration of Trust.
Powers
      Section 3.  Subject to the provisions of
this Declaration of Trust, the business of the
Trust shall be managed by the Trustees, and
they shall have all powers necessary or
convenient to carry out that responsibility.
Without limiting the foregoing, the Trustees
may adopt By-Laws not inconsistent with this
Declaration of Trust providing for the
regulation and management of the affairs of
the Trust and may amend and repeal them to
the extent that such By-Laws do not reserve
that right to the Shareholders; they may elect
and remove, with or without cause, such
officers and appoint and terminate such
agents as they consider appropriate; they may
appoint from their own number, and
terminate, any one or more committees
consisting of two or more Trustees, including
an executive committee which may, when the
Trustees are not in session, exercise some or
all of the power and authority of the Trustees
as the Trustees may determine; they may
appoint an advisory board, the members of
which shall not be Trustees and need not be
Shareholders; they may employ one or more
custodians of the assets of the Trust and may
authorize such custodians to employ
subcustodians and to deposit all or any part of
such assets in a system or systems for the
central handling of securities or with a
Federal Reserve Bank, retain a transfer agent
or a Shareholder servicing agent, or both,
provide for the distribution of Shares by the
Trust, through one or more principal
underwriters or otherwise, set record dates for
the determination of Shareholders with
respect to various matters, and in general
delegate such authority as they consider
desirable to any officer of the Trust, to any
committee of the Trustees and to any agent or
employee of the Trust or to any such
custodian or underwriter.
      Without limiting the foregoing, the
Trustees shall have power and authority:
      (a)  To invest and reinvest
cash, and to hold cash uninvested;
      (b)  To sell, exchange,
lend, pledge, mortgage,
hypothecate, lease, write options
with respect to or otherwise deal in
any property rights relating to any
or all of the assets of the Trust;
      (c)  To act as a distributor
of shares and as underwriter of, or
broker or dealer in, securities and
other property;
      (d)  To vote or give assent,
or exercise any rights of
ownership, with respect to stock or
other securities or property; and to
execute and deliver proxies or
powers of attorney to such person
or persons as the Trustees shall
deem proper, granting to such
person or persons such power and
discretion with relation to
securities or property as the
Trustees shall deem proper;
      (e)  To exercise powers and
rights of subscription or otherwise
which in any manner arise out of
ownership of securities;
      (f)  To hold any security or
property in a form not indicating
any trust, whether in bearer,
unregistered or other negotiable
form, or in the name of the
Trustees or of the Trust or in the
name of a custodian, subcustodian
or other depositary or a nominee
or nominees or otherwise;
      (g)  Subject to the
provisions of Article III, Section 3,
to allocate assets, liabilities,
income and expenses of the Trust
to a particular Series of Shares or
to apportion the same among two
or more Series, provided that any
liabilities or expenses incurred by
a particular Series of Shares shall
be payable solely out of the assets
of that Series; and, to the extent
necessary or appropriate to give
effect to the preferences and
special or relative rights and
privileges of any Classes of
Shares, to allocate assets,
liabilities, income and expenses of
a Series to a particular Class of
Shares of that Series or to
apportion the same among two or
more Classes of Shares of that
Series;
      (h)  To consent to or
participate in any plan for the
reorganization, consolidation or
merger of any corporation or
issuer, any security of which is or
was held in the Trust; to consent to
any contract, lease, mortgage,
purchase or sale of property by
such corporation or issuer; and to
pay calls or subscriptions with
respect to any security held in the
Trust;
      (i)  To join with other
security holders in acting through
a committee, depositary, voting
trustee or otherwise, and in that
connection to deposit any security
with, or transfer any security to,
any such committee, depositary or
trustee, and to delegate to them
such power and authority with
relation to any security (whether or
not so deposited or transferred) as
the Trustees shall deem proper,
and to agree to pay, and to pay,
such portion of the expenses and
compensation of such committee,
depositary or trustee as the
Trustees shall deem proper;
      (j)  To compromise,
arbitrate or otherwise adjust claims
in favor of or against the Trust or
any matter in controversy,
including but not limited to claims
for taxes;
      (k)  To enter into joint
ventures, general or limited
partnerships, limited liability
companies and any other
combinations or associations;
      (l)  To borrow funds or
other property;
      (m)  To endorse or
guarantee the payment of any
notes or other obligations of any
person; to make contracts of
guaranty or suretyship, or
otherwise assume liability for
payment thereof; and to mortgage
and pledge the Trust property or
any part thereof to secure any of or
all such obligations;
      (n)  To purchase and pay
for entirely out of Trust property
such insurance as they may deem
necessary or appropriate for the
conduct of the Trust's business,
including, without limitation,
insurance policies insuring the
assets of the Trust and payment of
distributions and principal on its
portfolio investments, and
insurance policies insuring any or
all of the Shareholders, Trustees,
officers, employees, agents,
investment advisers or managers,
principal underwriters or
independent contractors of the
Trust individually against all
claims and liabilities of every
nature arising by reason of holding
or having held any such office or
position, or by reason of any
action alleged to have been taken
or omitted by any such person as
Shareholder, Trustee, officer,
employee, agent, investment
adviser or manager, principal
underwriter or independent
contractor, including any action
taken or omitted that may be
determined to constitute
negligence, whether or not the
Trust would have the power to
indemnify such person against
such liability;
      (o)  To pay pensions as
deemed appropriate by the
Trustees, and to adopt, establish
and carry out pension, profit-
sharing, share bonus, share
purchase, savings, thrift and other
retirement, incentive and benefit
plans, trusts and provisions,
including the purchasing of life
insurance and annuity contracts as
a means of providing such
retirement and other benefits, for
any or all of the Trustees, officers,
employees and agents of the Trust;
and
      (p)  To engage in any other
lawful act or activity in which
corporations organized under the
Massachusetts Business
Corporation Act, as amended from
time to time, may engage.
      The foregoing enumeration of the
powers and authority of the Trustees shall be
read as broadly and liberally as possible, it
being the intent of the foregoing to in no way
limit the Trustees' powers and authority.
      The Trustees shall not in any way be
bound or limited by any present or future law
or custom in regard to investments by
trustees.  The Trustees shall not be required to
obtain any court order to deal with any assets
of the Trust or take any other action
hereunder.
      Except as otherwise provided herein
or from time to time in the By-Laws, any
action to be taken by the Trustees may be
taken (A) by a majority of the Trustees
present at a meeting of the Trustees (a
quorum being present), within or without
Massachusetts, including any meeting held by
means of a conference telephone or other
communications equipment by means of
which all persons participating in the meeting
can hear each other at the same time
(participation by which means shall for all
purposes constitute presence in person at a
meeting), or (B) by written consents of a
majority of the Trustees then in office (which
written consents shall be filed with the
records of the meetings of the Trustees and
shall be treated for all purposes as a vote
taken at a meeting of Trustees).
Payment of Expenses by Trust and by
Shareholders
      Section 4.  The Trustees are
authorized to pay or to cause to be paid out of
the principal or income of the Trust, or partly
out of principal and partly out of income, as
they deem fair, all expenses, fees, charges,
taxes and liabilities incurred or arising in
connection with the Trust, in connection with
the management thereof, or in connection
with the financing of the sale of Shares,
including, but not limited to, the Trustees'
compensation and such expenses and charges
for the services of the Trust's officers,
employees, any investment adviser, manager
or sub-adviser, principal underwriter, auditor,
counsel, custodian, transfer agent, shareholder
servicing agent, and such other agents or
independent contractors and such other
expenses and charges as the Trustees may
deem necessary or proper to incur, provided,
however, that all expenses, fees, charges,
taxes and liabilities incurred by or arising in
connection with a particular Series of Shares,
as determined by the Trustees, shall be
payable solely out of the assets of that Series
and may, as the Trustees from time to time
may determine, be allocated to a particular
Class of Shares of a Series or apportioned
among two or more Classes of Shares of a
Series.
Ownership of Assets of the Trust
      Section 5.  Title to all of the assets of
each Series of Shares and of the Trust shall at
all times be considered as vested in the
Trustees.
Advisory, Management and Distribution
      Section 6.  The Trustees may, at any
time and from time to time, contract for
exclusive or nonexclusive advisory and/or
management services with any corporation,
limited liability company, general or limited
partnership, trust, association or other
organization (the "Manager"), every such
contract to comply with such requirements
and restrictions as may be set forth in the By-
Laws; and any such contract may provide for
one or more sub-advisers who shall perform
all or part of the obligations of the Manager
under such contract and may contain such
other terms interpretive of or in addition to
said requirements and restrictions as the
Trustees may determine, including, without
limitation, authority to determine from time to
time what investments shall be purchased,
held, sold or exchanged and what portion, if
any, of the assets of the Trust shall be held
uninvested and to make changes in the Trust's
investments.  The Trustees may also, at any
time and from time to time, contract with the
Manager or any other corporation, limited
liability company, general or limited
partnership, trust, association or other
organization, appointing it the exclusive or
nonexclusive distributor or principal
underwriter for the Shares, every such
contract to comply with such requirements
and restrictions as may be set forth in the By-
Laws; and any such contract may contain
such other terms interpretive of or in addition
to said requirements and restrictions as the
Trustees may determine.
      The fact that:
      (i)	any of the
Shareholders, Trustees or
officers of the Trust is a
shareholder, director, officer,
partner, member, trustee,
employee, manager, adviser,
principal underwriter,
distributor or affiliate or agent
of or for any corporation,
limited liability company,
general or limited partnership,
trust, association or other
organization, or of or for any
parent or affiliate of any
organization, with which an
advisory or management
contract, or principal
underwriter's or distributor's
contract, or transfer,
shareholder servicing or other
agency contract may have been
or may hereafter be made, or
that any such organization, or
any parent or affiliate thereof,
is a Shareholder or has an
interest in the Trust, or that
      (ii)	any corporation,
limited liability company,
general or limited partnership,
trust, association or other
organization with which an
advisory or management
contract, principal
underwriter's or distributor's
contract, or transfer,
shareholder servicing or other
agency contract may have been
or may hereafter be made also
has an advisory or
management contract,
principal underwriter's or
distributor's contract, or
transfer, shareholder servicing
or other agency contract with
one or more other
corporations, limited liability
companies, general or limited
partnerships, trusts,
associations or other
organizations, or has other
business or interests
shall not affect the validity of any such contract or disqualify any Shareholder,
Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.
ARTICLE V
Shareholders' Voting Powers and Meetings
Voting Powers
      Section 1.  The Shareholders shall
have power to vote only (i) for the election or removal of Trustees as provided in Article IV,
Section 1 of this Declaration of Trust,
provided, however, that no meeting of
Shareholders is required to be called for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees have been elected by the Shareholders, (ii) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article IX, Section
10 of this Declaration of Trust, (iii) with respect to any termination of this Trust to the extent and as provided in Article IX, Section
4 of this Declaration of Trust (for the
avoidance of any doubt, Shareholders shall have no separate right to vote with respect to the termination of the Trust if the Trustees exercise their right to terminate the Trust pursuant to Article IX, Section 4 of this Declaration of Trust), and (iv) with respect to such additional matters relating to the Trust as may be required by law, this Declaration of Trust, the By-Laws or any registration of the Trust with the Securities and Exchange
Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. On any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall, except as otherwise provided in the By-Laws, be voted in the aggregate as a single class without regard to Series or Classes of Shares, except that (1) when required by the 1940 Act or when the Trustees shall have determined that the matter affects one or more Series or Classes of Shares materially differently,
Shares shall be voted by individual Series or Class and (2) when the matter affects only the interests of one or more Series or Classes, only Shareholders of such Series or Classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action permitted or required of the Shareholders by law, this Declaration of Trust or the By-Laws.
Meetings
      Section 2.  Meetings of the
Shareholders of any or all Series or Classes may be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders of such Series or Classes as herein provided or for such other purposes as may be prescribed by law, by this Declaration of Trust or by the By-Laws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable.
A meeting of Shareholders may be held at any place designated by the Trustees. Notice of any meeting of Shareholders, stating the time and place of the meeting, shall be given or caused to be given by the Trustees to each Shareholder by mailing such notice, postage prepaid, at least seven days before such meeting, at the Shareholder's address as it appears on the records of the Trust, or by facsimile or other electronic transmission, at least seven days before such meeting, to the telephone or facsimile number or e-mail or other electronic address most recently furnished to the Trust (or its agent) by the Shareholder. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.
Quorum and Required Vote
      Section 3.  Except when a larger
quorum is required by law, by the By-Laws or by this Declaration of Trust, thirty percent
(30%) of the Shares entitled to vote shall constitute a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust or the By-Laws requires that holders of any Series or Class shall vote as a Series or Class, then thirty percent (30%) of the aggregate number of Shares of that Series or Class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series or Class.
Any lesser number shall be sufficient for adjournments. Except when a larger vote is required by any provision of law or this Declaration of Trust or the By-Laws, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust or the By-Laws requires that the holders of any Series or Class shall vote as a Series or Class, then a majority of the Shares of that Series or Class voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that Series or Class is concerned.
Action by Written Consent
      Section 4.  Any action taken by
Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of law or this Declaration of Trust or the By-Laws) or, as applicable, holding a majority (or such larger proportion as aforesaid) of the Shares of any Series or Class entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders.
Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.
Additional Provisions
      Section 5.  The By-Laws may include
further provisions, not inconsistent with this Declaration of Trust, regarding Shareholders' voting powers, the conduct of meetings and related matters.
ARTICLE VI
Distributions and Repurchases
Distributions
      Section 1.  The Trustees may each
year, or more frequently if they so determine in their sole discretion, distribute to the Shareholders of each Series out of the assets of such Series such amounts as the Trustees may determine. Any such distribution to the Shareholders of a particular Series shall be made to said Shareholders pro rata in proportion to the number of Shares of such Series held by each of them, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any Classes of Shares of that Series, and any distribution to the Shareholders of a particular Class of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such Class held by each of them. Such distributions shall be made in cash, Shares or other property, or a combination thereof, as determined by the Trustees. Any such distribution paid in Shares will be paid at the net asset value thereof. The Trustee shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders.

Redemptions and Repurchases
      Section 2.  The Trust shall purchase
such Shares as are offered by any Shareholder for redemption, upon the presentation of any certificate for the Shares to be purchased, a proper instrument of transfer and a request directed to the Trust or a person designated by the Trust that the Trust purchase such Shares, or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, as next determined in accordance herewith, less any redemption charge fixed by the Trustees.
Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made.
The obligation set forth in this Section 2 is subject to the provision that in the event that any time the New York Stock Exchange is closed for other than customary weekends or holidays, or, if permitted by rules of the Securities and Exchange Commission, during periods when trading on the Exchange is restricted or during any emergency which makes it impractical for the Trust to dispose of its investments or to determine fairly the value of its net assets, or during any other period permitted by order of the Securities and Exchange Commission for the protection of investors, such obligation may be suspended or postponed by the Trustees. The
Trust may also purchase or repurchase Shares at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made.
      The redemption price may in any case
or cases by paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining
Shareholders of the Series the Shares of which are being redeemed. The fair value, selection and quantity of any securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other person in transferring securities selected for delivery as all or part of any payment in kind.
Redemption at the Option of the Trust
      Section 3.  Subject to the provisions of
the 1940 Act, the Trustees, in their sole discretion, may at any time and from time to time cause the Trust to redeem some or all of the Shares of any Shareholder at the net asset value of such Shares, under terms set by the Trustees and for any reason, including, but not limited to: (i) if at such time such Shareholder owns fewer Shares than, or Shares having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such Shareholder owns Shares of a particular
Series or Class of Shares equal to or in excess of a percentage of the outstanding Shares of that Series or Class determined from time to time by the Trustees; or (iii) to the extent that such Shareholder owns Shares of the Trust representing a percentage equal to or in excess of a percentage of the aggregate number of outstanding Shares of the Trust or the aggregate net asset value of the Trust determined from time to time by the Trustees;
or (iv) if the Trustees determine that such Shareholder is engaging in conduct that is harmful to the Trust or any Series or Class; or
(v) if the Trustees determine otherwise such redemption to be necessary or appropriate.
Determination of Net Asset Value
      Section 4.  The net asset value per
Share, including of each Class (if any) and each Series (if any) of Shares, of the Trust shall be determined in accordance with the 1940 Act and any related procedures adopted by the Trustees from time to time.
Determinations made under and pursuant to this Section 4 in good faith and in accordance with the provisions of the 1940 Act shall be binding on all parties concerned.
ARTICLE VII
Compensation and Limitation of Liability of Trustees
Compensation
      Section 1.  The Trustees as such shall
be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking, underwriting, brokerage or other services and payment for the same by the Trust.
Limitation of Liability
      Section 2.  The Trustees shall not be
responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, Manager or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.
      Every note, bond, contract,
instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.
ARTICLE VIII
Indemnification
Trustees, Officers, etc.
      Section 1.  The Trust shall indemnify
each of its Trustees and officers, including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise
(each such Trustee, officer or person
hereinafter referred to as a "Covered
Person"), against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in a decision on the merits in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or was at least not opposed to the best interests of the Trust and except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered
Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered
Person's office. Expenses, including counsel fees so incurred by any such Covered Person
(but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article VIII, provided, that (a) such Covered Person shall provide security for his or her undertaking, (b) the Trust shall be insured against losses arising by reason of such Covered Person's failure to fulfill his or her undertaking, or (c) a majority of the Trustees who are disinterested persons and who are not Interested Persons of the Trust (provided that a majority of such Trustees then in office act on the matter), or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe such Covered Person ultimately will be entitled to indemnification.
Compromise Payment
      Section 2.  As to any matter disposed
of (whether by a compromise payment,
pursuant to a consent decree or otherwise) without an adjudication in a decision on the merits by a court, or by any other body before which the proceeding was brought, that such Covered Person either (a) did not act in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or (b) is liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office, indemnification shall be provided if (x) approved as in the best interest of the Trust, after notice that it involves such indemnification, by at least a majority of the Trustees who are disinterested persons and are not Interested Persons of the Trust
(provided that a majority of such Trustees then in office act on the matter), upon a determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that such Covered Person acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust and is not liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office, or (y) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial-type inquiry), to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust and that such indemnification would not protect such
Covered Person against any liability to the Trust to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Any approval pursuant to this Section 2 shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section 2 as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered
Person's office.
Rebuttable Presumption
      Section 3.  For purposes of the
determination or opinion referred to in clause
(c) of Section 1 of this Article VIII or clauses
(x) or (y) of Section 2 of this Article VIII, the majority of disinterested Trustees acting on the matter or independent legal counsel, as the case may be, shall be entitled to rely upon a rebuttable presumption that the Covered
Person acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or was at least not opposed to the best interests of the Trust and that the Covered Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered
Person's office.
Indemnification Not Exclusive
      Section 4.  The right of
indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article VIII, the term
"Covered Person" shall include such person's heirs, executors and administrators, and a "disinterested person" is a person against whom none of the actions, suits or other proceedings in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article VIII shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of such person; provided, however, that the Trust shall not purchase or maintain any such liability insurance in contravention of the 1940 Act or other applicable law.

Shareholders
      Section 5.  In case any Shareholder or
former Shareholder shall be held to be
personally liable solely by reason of his or her being or having been a Shareholder of the Trust or of a particular Series or Class and not because of his or her acts or omissions or for some other reason, the Shareholder or former
Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Series (or attributable to the Class) of which he or she is a Shareholder or former Shareholder to be held harmless from and indemnified against all loss and expense arising from such liability.
ARTICLE IX
Miscellaneous
Trustees, Shareholders etc. Not Personally
Liable; Notice
      Section 1.  All persons extending
credit to, contracting with or having any claim against the Trust or any Series or Class shall look only to the assets of the Trust, or, to the extent that the liability relates to assets of a particular Series or Class, only to the assets belonging to the relevant Series or attributable to the relevant Class, for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, as such, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.
      Every note, bond, contract,
instrument, certificate or undertaking made or issued on behalf of the Trust by the Trustees, by any officer or officers or otherwise shall give notice that this Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers or otherwise and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust or upon the assets belonging to the Series or attributable to the Class for the benefit of which the Trustees have caused the note, bond, contract, instrument, certificate or undertaking to be made or issued, and may contain such further recital as he or she or they may deem appropriate, but the omission of any such recital shall not operate to bind any Trustee or Trustees or officer or officers or Shareholders or any other person individually.
Trustee's Good Faith Action, Expert
Advice, No Bond or Surety
      Section 2.  The exercise by the
Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any action taken or omitted in accordance with such advice or for failing to follow such advice. The Trustees as such shall not be required to give any bond as such nor any surety if a bond is required.
      For the sake of clarification and
without limiting any foregoing provision, the appointment, designation or identification of a Trustee as the chairperson of the Trustees, the lead or assistant lead independent Trustee, a member or chairperson of a committee of the Trustees, an expert on any topic or in any area
(including audit committee financial expert) or having any other special appointment, designation or identification, shall not (a) impose on that person any duty, obligation or liability that is greater than the duties, obligations and liabilities imposed on that person as a Trustee in the absence of the appointment, designation or identification or
(b) affect in any way such Trustee's rights or entitlement to indemnification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall (x) be held to a higher standard of care by virtue thereof or (y) be limited with respect to any indemnification to which such Trustee would otherwise be entitled.

Liability of Third Persons Dealing with
Trustees
      Section 3.  No person dealing with the
Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.
Duration and Termination of Trust
      Section 4.  Unless terminated as
provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of at least 66-
2/3% of the Shares of each Series entitled to vote and voting separately by Series, or by the Trustees by written notice to the Shareholders. Any Series or Class may be terminated at any time by vote of at least 66-
2/3% of the Shares of that Series or Class, or by the Trustees by written notice to the Shareholders of that Series or Class. Nothing in this Declaration of Trust or the By-Laws shall restrict the power of the Trustees to terminate any Series or Class by written notice to the Shareholders of such Series or Class, whether or not such Shareholders have voted (or are proposed to vote) with respect to a merger, reorganization, sale of assets or similar transaction involving such Series or Class.
      Upon termination of the Trust (or any
Series or Class, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities belonging, severally, to each Series (or the applicable
Series or attributable to the particular Class, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets belonging, severally, to each Series (or the applicable Series or attributable to the particular Class, as the case may be), to distributable from in cash or shares or other securities, or any combination thereof, and distribute the proceeds belonging to each Series (or the applicable Series or attributable to the particular class, as the case may be), to the Shareholders of that Series (or Class, as the case may be), as a Series (or Class, as the case may be), ratably according to the number of Shares of that Series (or Class, as the case may be) held by the several Shareholders on the date of termination.

Reorganizations
      Section 5.  The Trust, or any one or
more Series of the Trust, may, either as the successor, survivor or non-survivor, (1) consolidate or merge with one or more other trusts, series, sub-trusts, partnerships, limited liability companies, associations or corporations organized under the laws of The
Commonwealth of Massachusetts or any other jurisdiction, to form a consolidated or merged trust, series, sub-trust, partnership, limited liability company, association or corporation under the laws of The Commonwealth of Massachusetts or any other jurisdiction or (2) transfer all or a substantial portion of its assets to one or more other trusts, series, sub-trusts, partnerships, limited liability companies, associations or corporations organized under the laws of The
Commonwealth of Massachusetts or any other jurisdiction, or have one or more such trusts, series, sub-trusts, partnerships, limited liability companies, associations or corporations transfer all or a substantial portion of its assets to it, any such consolidation, merger or transfer to be upon such terms and conditions as are specified in an agreement and plan of reorganization authorized and approved by the Trustees and entered into by the Trust, or one or more
Series, as the case may be, in connection therewith. Unless otherwise required by applicable law, any such consolidation, merger or transfer may be authorized by vote of a majority of the Trustees then in office without the approval of Shareholders of the Trust or relevant Series.
Filing and Copies, References, Headings
      Section 6.  The original or a copy of
this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of The Commonwealth of Massachusetts, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument and all expressions like "herein,"
"hereof" and "hereunder" shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.
Applicable Law
      Section 7.  This Declaration of Trust is
made in The Commonwealth of
Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said
Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust. The laws of The Commonwealth of Massachusetts shall govern the operations of the Trust, including, absent a provision to the contrary therein, any contract between the Trust and any party relating to the provision of investment advisory, administrative, or distribution services to the Trust.
Forum for Adjudication of Disputes
      Section 8.  Unless the Trust consents
in writing to an alternative forum, the sole and exclusive forum for (i) any action or proceeding brought by or on behalf of the Trust or any Series or Shareholders against the Trust or any Series, the Trust's investment adviser, or the Trustees, officers or employees of the Trust, (ii) any action arising under or to interpret, apply, enforce or determine the validity of this Declaration of Trust or the By-
Laws or any investment advisory agreement, or (iii) any action asserting a claim governed by the internal affairs doctrine shall be brought in the federal courts sitting within the Southern District of New York. Any person purchasing or otherwise acquiring or holding any interest in shares of the Trust shall be (i) deemed to have notice of and consented to the provisions of this Section 8, and (ii) deemed to have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this Section 8.
Severability
      Section 9.  If any provision or
provisions of this Declaration of Trust shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality, and enforceability of such provision(s) in any other circumstance and of the remaining portions of such provision and all other provisions hereof shall not in any way be affected or impaired thereby.
Amendments
      Section 10.
      (a)  Except as specifically
provided in this Declaration of
Trust, the Trustees may amend or
otherwise supplement the
Declaration of Trust by making an
amendment, a Declaration of Trust
supplemental hereto or an
amended and restated Declaration
of Trust by an instrument in
writing executed by a majority of
the Trustees.  Shareholders shall
have the right to vote only on (i)
any amendment that would affect
their right to vote granted in
Article V Section 1 hereof; (ii) any
amendment as may be required by
law to be approved by
Shareholders; and (iii) any
amendment submitted to them by
the Trustees.  Notwithstanding the
preceding sentence, the Trustees
may, without any Shareholder
vote, amend this Declaration of
Trust (x) to change the name of the
Trust or to supply any omission, to
cure, correct or supplement any
ambiguous, defective or
inconsistent provision hereof, or
(y) if they deem it necessary or
advisable, to conform the
Declaration of Trust to the
requirements of applicable law,
including the 1940 Act or the
Internal Revenue Code of 1986, as
amended, but the Trustees shall
not be liable for failing to do so,
or, (z) with respect to an
amendment affecting a Series or
Class, for any reason at any time,
if there are no Shares of such
Series or Class outstanding at that
time.  Except as otherwise
specifically provided in this
Declaration of Trust, any
amendment on which Shareholders
have the right to vote shall require
an affirmative vote of the holders
of at least a majority of the Shares
outstanding and entitled to vote,
except that an amendment which
in the determination of the
Trustees shall affect the holders of
one or more Series or Classes of
Shares but not the holders of all
outstanding Series or Classes shall
be authorized by vote of such
Series or Classes affected and no
vote of Shareholders of a Series or
Class not affected shall be
required.
      (b)  Nothing contained in
the Declaration shall permit the
amendment of the Declaration of
Trust (i) to impair the exemption
from personal liability of the
Shareholders, former
Shareholders, Trustees, former
Trustees, officers, employees or
agents, (ii) to permit assessments
upon Shareholders of the Trust, or
(iii) to limit the rights to
indemnification provided in
Article VIII with respect to actions
or omissions of persons entitled to
indemnification under such Article
prior to such amendment.





IN WITNESS WHEREOF, the
undersigned has hereunto set his/her hand and seal as of the dates set forth below.



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Peter M. Gilbert, Trustee



STATE OF NEW YORK                        	)
      )
COUNTY OF NEW YORK			)
ss.


On the 26th day of August 2016, before me personally came John M. Brown, Paul J.
Lawler, Frank J. Coates, Kristen M. Leopold,
Peter Koffler, and Peter M. Gilbert, to me known to be the persons described in and who executed the foregoing instrument, and acknowledged that he or she executed the same.



      /s/
Barbara
DiMartino

					Notary
Public: State of New York

	Commission Expiration: October 4,
2017


ADDRESS OF TRUST
The current address of the trust is:
Blackstone Alternative Investment Funds
345 Park Avenue
New York, New York 10154


TRUSTEES ADDRESSES
The current names and addresses of the
Trustees are:

John
M.
Brow
n
30
Blac
k
Hors
e
Lane
Coha
sset,
MA
0202
5

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4
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Paul
J.
Lawl
er
28
Stone
Hous
e Hill
Road
Coey
mans
, NY
1204
5

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3
4
5

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1
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5
4

Fran
k J.
Coat
es
807
N.
Wash
ingto
n
Ridg
e
West
Chest
er,
PA
1938
2

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1
6
1

N
a
u
t
i
c
a

M
i
l
e

D
r
i
v
e
C
l
e
r
m
o
n
t
,

F
L

3
4
7
1
1






	-2-